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                                                                    EXHIBIT 23.6


                         CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amended Registration Statement of Solectron Corporation on Form S-4 of our report dated November 6, 2000, on the consolidated financial statements of DY-4 Systems Inc. for the years ended September 29, 2000 and September 24, 1999, appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also conscent to the reference to us under the heading "experts" in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Ottawa, Canada

October 18, 2001